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                                                                      EXHIBIT 10


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in this Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 333-110936) and under the Investment Company Act of 1940 (File No. 811-21473) of Merrill Lynch Inflation Protected Fund, and to the use of our reports, dated February 18, 2004, with respect to the statement of assets and liabilities of Merrill Lynch Inflation Protected Fund as of February 10, 2004 and the statement of assets and liabilities of Master Inflation Protected Trust as of February 10, 2004.

                                                  /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
February 20, 2004